Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that this Schedule 13G, dated February 9, 2024, with respect to the common stock, no par value per share, of Southern California Bancorp, a California corporation, is, and any amendments hereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: February 9, 2024

CASTLE CREEK CAPITAL PARTNERS VI, LP

	By:	/s/ David Volk
	Name:	David Volk
	Title:	Managing Principal

CASTLE CREEK CAPITAL VI LLC

	By:	/s/ David Volk
	Name:	David Volk
	Title:	Managing Principal